Contacts: Rob Stewart
Investor Relations
FOR RELEASE	Tel (949) 480-8300
October 26, 2006	Fax (949) 480-8301

ACACIA RESEARCH REPORTS THIRD QUARTER
FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - October 26, 2006 - Acacia Research Corporation (Nasdaq: ACTG; CBMX) today reported results for the three months ended September 30, 2006. Acacia Research Corporation comprises two operating groups, the Acacia Technologies group and the CombiMatrix group.

“Acacia Technologies' revenues for the third quarter increased to $8,424,000 compared to $6,783,000 in the year ago period.  Trailing 12-month revenues increased to $35,758,000 compared to $12,107,000 as of the end of the third quarter of 2005.  Acacia Technologies reported a GAAP net loss of $1,049,000 or $0.04 per share, including non-cash patent amortization and non-cash stock compensation charges totaling $2,307,000.  Cash and short-term investments increased by $5,256,000 from the previous quarter to $45,971,000.  We continue to expect significant growth in 2006 annual revenues compared to 2005,” commented Acacia Chairman and CEO, Paul Ryan.

“New licensing agreements in the third quarter included licenses of our Resource Scheduling technology to GE Healthcare and 3M,  our Multi-Dimensional Bar Code technology to Allstate, Emdeon (formerly WebMD), and Texas Instruments, our Audio/Video Enhancement & Synchronization and Image Resolution technology to Sanyo, and our Interstitial Internet Advertising technology to Datalex.”

“We continue to build our leadership position in technology licensing.  Our licensing success is increasing opportunities for partnering with owners of patented technologies.  We acquired control of 4 new patent portfolios in the third quarter and now control 52 patent portfolios,” concluded Mr. Ryan.

“The CombiMatrix group recognized revenues of $1,844,000 for the third quarter of 2006. This represented total revenue growth of 26% over the year ago quarter and revenue growth of 3% over the second quarter of 2006,” commented Amit Kumar, CEO and President of CombiMatrix Corporation.

“Third quarter revenues for our subsidiary, CombiMatrix Molecular Diagnostics, more than doubled from the previous quarter to $153,000. With the launch in September of our first array based diagnostic service, we are executing our plan to become the premier array based diagnostic service laboratory,” concluded Dr. Kumar.

Acacia Research Corporation Consolidated Financial Results

For the Three Months Ended September 30, 2006 and 2005

Consolidated revenues for the third quarter of 2006 were $10,268,000 versus $8,246,000 in the comparable 2005 period. Third quarter 2006 revenues recognized by the Acacia Technologies group were $8,424,000 versus $6,783,000 in the comparable 2005 period. Third quarter 2006 revenues recognized by the CombiMatrix group were $1,844,000 versus $1,463,000 in the comparable 2005 period.

The third quarter 2006 consolidated net loss was $5,376,000 versus $5,441,000 in the comparable 2005 period. The third quarter 2006 net loss was comprised of a net loss for the Acacia Technologies group of $1,049,000 versus $1,558,000 in the comparable 2005 period, and a net loss for the CombiMatrix group of $4,327,000 versus $3,883,000 in the comparable 2005 period.

The third quarter 2006 consolidated results included non-cash patent amortization, stock compensation and depreciation charges totaling $3,405,000 versus $1,990,000 in the comparable 2005 period. The increase in non-cash charges primarily reflects Acacia Research Corporation’s adoption of SFAS No. 123 (revised 2004), “Share-Based Payments,” (“SFAS No. 123(R)”), effective January 1, 2006, which requires public companies to measure all employee stock-based compensation awards using a fair-value method and record such expense in their consolidated financial statements. Consolidated stock compensation expense for the third quarter of 2006 totaled $1,573,000 ($311,000 included in research and development expense and $1,262,000 included in marketing, general and administrative expense).

 Third quarter 2006 consolidated results also included a non-cash gain of $913,000 versus $163,000 in the comparable 2005 period, related to the adjustment of the CombiMatrix group’s long-term warrant liability to fair value as of September 30, 2006.

Third quarter 2006 government contract costs totaled $684,000 versus $920,000 in the comparable 2005 period. The decrease was due to a higher level of activity under the CombiMatrix group’s biological threat detection contract with the Department of Defense during the third quarter of 2005. Third quarter 2006 internal research and development expenses were $2,819,000 (including non-cash stock compensation charges of $311,000) versus $1,527,000 in the comparable 2005 period. The increase in internal research and development expenses was due to increased activity in the area of high-density array development as well as to the impact of the CombiMatrix group’s wholly owned subsidiary, CombiMatrix Molecular Diagnostics, which was formed and began research and development activities in the second quarter of 2005.

Marketing, general and administrative expenses for the third quarter of 2006, including non-cash stock compensation charges, were $6,315,000 versus $4,918,000 in the comparable 2005 period. Third quarter 2006 marketing, general and administrative expense included $1,262,000 in non-cash stock compensation expense versus $88,000 in the comparable 2005 period. Excluding the impact of the adoption of SFAS No. 123(R), the net increase was due primarily to the addition of licensing, business development and engineering personnel for the Acacia Technologies group, an increase in the Acacia Technologies group’s patent-related research and consulting expenses for new and ongoing licensing programs, and an increase in corporate, general and administrative costs related to the Acacia Technologies group’s ongoing operations. The change also reflects a decrease in CombiMatrix group sales and marketing expenses as well as a reduction in general and administrative expenses as a result of the deconsolidation of CombiMatrix KK in January 2006.

Acacia Technologies group operating expenses for the third quarter of 2006 and 2005 included inventor royalties expenses of $1,837,000 and $2,105,000, respectively, and contingent legal fees expenses of $786,000 and $1,834,000, respectively. The majority of the Acacia Technologies group’s patent portfolios are subject to patent and patent rights agreements with inventors containing provisions granting to the original patent owner the right to receive inventor royalties based on future net revenues, as defined in the respective agreements, and may also be subject to contingent legal fee arrangements with external law firms engaged on a contingent fee basis. The economic terms of the inventor and contingent arrangements, if any, vary across the Acacia Technologies group’s 52 patent portfolios. As such, inventor royalties and contingent legal fees expenses fluctuate period to period based on the amount of revenues recognized each period and the mix of specific patent portfolios generating revenues each period.

The Acacia Technologies group’s third quarter 2006 patent-related legal expenses were $2,354,000 versus $1,076,000 in the comparable 2005 period. Patent-related legal expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. Patent-related legal expenses include case related costs billed by outside counsel for economic analyses and damages assessments, expert witnesses and other consultants, case related audio/video presentations for the court, and other litigation support and administrative costs. We expect patent-related legal expenses to continue to fluctuate quarter to quarter based on the factors summarized above in connection with the Acacia Technologies group’s current and future patent commercialization and enforcement programs.

Financial Condition

Total consolidated assets were $107,995,000 as of September 30, 2006 compared to $121,434,000 as of December 31, 2005. Cash and cash equivalents and short-term investments on a consolidated basis totaled $54,302,000 as of September 30, 2006 compared to $59,173,000 as of December 31, 2005.

Acacia Technologies Group Financial Results
(A Division of Acacia Research Corporation)

For the Three Months Ended September 30, 2006 and 2005

Third quarter 2006 license fee revenues recognized by the Acacia Technologies group were $8,424,000 versus $6,783,000 in the comparable 2005 period. Third quarter 2006 revenues included license fees from 10 new licensing agreements covering 7 of our technology licensing programs. Third quarter 2006 license fee revenues included fees from the licensing of our DMT® technology, Audio/Video Enhancement and Synchronization technology, Image Resolution Enhancement technology, Interstitial Internet Advertising technology, Laptop Connectivity technology, Multi-Dimensional Bar Code technology, and Resource Scheduling technology. To date, the Acacia Technologies group has generated revenues from 18 of its technology licensing programs.

The Acacia Technologies group reported a third quarter 2006 division net loss of $1,049,000 versus $1,558,000 in the comparable 2005 period. Included in third quarter 2006 divisional results are non-cash stock compensation charges and non-cash patent amortization charges totaling $2,307,000 versus $1,457,000 in the comparable 2005 period. Third quarter 2006 non-cash stock compensation charges were $985,000 versus $123,000 in the comparable 2005 period. The increase reflects the adoption of SFAS No. 123(R), effective January 1, 2006, which requires public companies to measure all employee stock-based compensation awards using a fair-value method and record such expense in their financial statements, as described earlier.

Third quarter 2006 marketing, general and administrative expenses increased to $3,562,000 (including non-cash stock compensation charges of $985,000 related to the adoption of SFAS No. 123(R), as described earlier) from $2,113,000 (including non-cash stock compensation charges of $123,000) in the comparable 2005 period. Excluding the impact of the adoption of SFAS No. 123(R), the net increase was due primarily to the addition of licensing, business development and engineering personnel, an increase in the Acacia Technologies group’s patent-related research and consulting expenses related to new and ongoing licensing programs, and an increase in corporate, general and administrative costs related to the Acacia Technologies group’s ongoing operations.

Acacia Technologies group operating expenses for the third quarter of 2006 and 2005 included inventor royalties expenses of $1,837,000 and $2,105,000, respectively, and contingent legal fees expenses of $786,000 and $1,834,000, respectively. The majority of the Acacia Technologies group’s patent portfolios are subject to patent and patent rights agreements with inventors containing provisions granting to the original patent owner the right to receive inventor royalties based on future net revenues, as defined in the respective agreements, and may also be subject to contingent legal fee arrangements with external law firms engaged on a contingent fee basis. The economic terms of the inventor and contingent arrangements, if any, vary across the Acacia Technologies group’s 52 patent portfolios. As such, inventor royalties and contingent legal fees expenses fluctuate period to period based on the amount of revenues recognized each period and the mix of specific patent portfolios generating revenues each period.

Third quarter 2006 patent-related legal expenses were $2,354,000 versus $1,076,000 in the comparable 2005 period. Patent-related legal expenses included patent-related prosecution and enforcement costs, incurred by outside patent attorneys engaged on an hourly basis and the out-of-pocket expenses incurred by law firms engaged on a contingent fee basis. Patent-related legal expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. Patent-related legal expenses include case related costs billed by outside counsel for economic analyses and damages assessments, expert witnesses and other consultants, case related audio/video presentations for the court, and other litigation support and administrative costs. We expect patent-related legal expenses to continue to fluctuate quarter to quarter based on the factors summarized above in connection with the Acacia Technologies group’s current and future patent commercialization and enforcement programs.

Financial Condition

Total assets for the Acacia Technologies group were $68,995,000 as of September 30, 2006 compared to $68,893,000 as of December 31, 2005. Cash and cash equivalents and short-term investments totaled $45,971,000 as of September 30, 2006 compared to $38,960,000 as of December 31, 2005.

CombiMatrix Group Financial Results
(A Division of Acacia Research Corporation)

For the Three Months Ended September 30, 2006 and 2005

Revenues for the third quarter of 2006 were $1,844,000 versus $1,463,000 in the comparable 2005 period. Third quarter 2006 revenues were comprised of $725,000 in government contact revenues and $1,119,000 in CustomArrayTM product, equipment and service revenues, including $153,000 of array revenue from our diagnostics subsidiary, CombiMatrix Molecular Diagnostics. Third quarter 2005 revenues were comprised of $973,000 of government contract revenues and $490,000 of CustomArrayTM product and service revenues.

The third quarter 2006 division net loss was $4,327,000 versus $3,883,000 in the comparable 2005 period. The third quarter 2006 results included non-cash stock compensation, patent amortization and depreciation charges totaling $1,079,000 versus $516,000 in the comparable 2005 period. The increase in non-cash charges primarily reflects the adoption of SFAS No. 123(R), effective January 1, 2006, which requires public companies to measure all employee stock-based compensation awards using a fair-value method and record such expense in their consolidated financial statements, as discussed earlier. Third quarter non-cash stock compensation charges included in research and development expense and marketing, general and administrative expense totaled $311,000 and $277,000, respectively. The third quarter 2006 results also included a non-cash gain of $913,000 related to the adjustment of the CombiMatrix group’s long-term warrant liability to fair value as of September 30, 2006, compared to $163,000 for the comparable 2005 period.

Third quarter 2006 government contract costs totaled $684,000 versus $920,000 in the comparable 2005 period. The decrease was due to a higher level of activity under our biological threat detection contract with the Department of Defense during the third quarter of 2005. Third quarter 2006 internal research and development expenses were $2,819,000 (including non-cash stock compensation charges of $311,000) versus $1,527,000 in the comparable 2005 period. The increase in internal research and development expenses was due to increased activity in the area of high-density array development as well as to the impact of the CombiMatrix group’s wholly owned subsidiary, CombiMatrix Molecular Diagnostics, which was formed and began research and development activities in the second quarter of 2005.

Third quarter 2006 marketing, general and administrative expenses decreased to $2,753,000 (including non-cash stock compensation charges of $277,000) from $2,805,000 in the comparable 2005 period. Excluding the impact of the adoption of SFAS No. 123(R), the decrease was due primarily to a decrease in sales and marketing expenses as well as a decrease related to the deconsolidation of the CombiMatrix KK, which occurred during the first quarter of 2006.

Financial Condition

Total assets for the CombiMatrix group were $39,000,000 as of September 30, 2006 compared to $52,541,000 as of December 31, 2005. Cash and cash equivalents and short-term investments totaled $8,331,000 as of September 30, 2006 compared to $20,213,000 as of December 31, 2005.

In June 2006, Acacia Research Corporation executed a standby equity distribution agreement for up to $50 million in common stock equity financing from Cornell Capital Partners, LP (“Cornell”) for the CombiMatrix group. Subject to the terms and conditions of the agreement between Acacia Research Corporation and Cornell, over the next 24 months, Acacia may sell up to 13,024,924 registered shares of its AR-CombiMatrix common stock at its discretion to Cornell less a 2.5% discount from the market price and associated fees ranging from 4-5%. The shares of common stock are being offered pursuant to an effective registration statement filed with the SEC on April 25, 2006. A fee was paid to Cornell in the amount of $550,000, upon closing of the agreement. During the third quarter of 2006, Acacia Research Corporation received $2,207,000 in net proceeds from the sale of 2,019,646 shares of AR-CombiMatrix common stock to Cornell. The net proceeds and applicable fees and expenses were allocated to the CombiMatrix group.

Due to the recent decline in the market value of AR-CombiMatrix stock, which began trading below $1.00 per share in late September 2006, and due to the limitation of the number of shares of AR-CombiMatrix stock available on the SEDA, the CombiMatrix group will likely be required to seek other sources of financing including the issuance of securities in order to maintain its operations for the next twelve months. However, such additional financing options may not be available at times and at terms acceptable to the CombiMatrix group, in which case it may be necessary to reduce its operating costs including research projects and personnel, which could jeopardize the future strategic initiatives and business plans of the CombiMatrix group.

Business Highlights and Recent Developments

Business highlights of the third quarter and recent developments include:

Acacia Technologies group:

•
Certain of the Acacia Technologies group’s wholly owned subsidiaries entered into license agreements with companies covering patents that apply to our Audio/Video Enhancement and Synchronization, and Image Resolution Enhancement technologies as follows:

•
New Medium Technologies, LLC, IP Innovation, LLC and AV Technologies, LLC entered into a license and settlement agreement with Sanyo Electric Co., Ltd. The agreement with Sanyo Electric resolves a patent infringement lawsuit which was pending in the United States District Court for the Northern District of Illinois Eastern Division.

•	In October 2006, IP Innovation, LLC entered into a settlement and license agreement with Funai Electric Co., Ltd.

The Audio/Video Enhancement and Synchronization technologies generally relate to the use of a noise reduction filtering system for digital video compression, and for video and audio signals received by digital radios and video displays. Other aspects of the technologies apply to the synchronization of audio/video signals. The Image Resolution Enhancement technology generally relates to the modification of a video or printed display to improve the perceived image quality beyond the basic pixel resolution of the display.

•
InternetAd Systems, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a license agreement with Datalex (Ireland) Ltd., covering a patent that applies to interstitial Internet advertising. Datalex is a leading provider of e-Business solutions for the global travel industry and is a publicly-traded company on the Irish stock exchange.

The interstitial Internet advertising technology generally relates to the display of certain advertising, informational, and branding messages that appear between or outside the web pages when the user is conducting a search.

•
VData, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into license agreements with the following companies covering a portfolio of patents that apply to certain multi-dimensional bar codes:

•	Allstate Insurance Company. The agreement settles a lawsuit that was filed in the District of Minnesota concerning Allstate Insurance Company and American Heritage Life Insurance Company.
•	Emdeon Corporation (formerly WebMD)
•	Texas Instruments, Incorporated
•	In October 2006, entered into a license agreement with Dell Inc.

The multi-dimensional bar code technology generally relates to encoding and reading a data matrix consisting of an array of data cells with a border. The data matrix can contain a variety, amount, and depth of information that would not fit onto an ordinary bar code. This patented technology can have many applications in the manufacturing, distribution, accounting, and security industries such as tracking the movement of products, collection of data, improved production capabilities, and anti-counterfeiting.

•
Resource Scheduling Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into license agreements with the following companies, covering a patent that applies to systems for scheduling and managing resources.

•	General Electric Company, acting through its GE Healthcare business
•	3M Company
•	Infor Global Solutions

The Resource Scheduling technology generally relates to methods and software application tools for scheduling and managing resources used in manufacturing facilities, hospital facilities, fleet delivery organizations, and other resource-dependent markets. These resource scheduling tools are often integrated as part of an Enterprise Resource Planning (ERP) solution used to manage a company’s complete operations.

•	Acacia Patent Acquisition Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, continued its patent and patent rights acquisition activities as follows:

•
In August 2006, acquired rights to a patent relating to systems used in the remote control and monitoring of fluid flow, both gas and liquid. This technology can be used in heating/ventilation/air conditioning (HVAC), plumbing and other industrial, commercial and residential fluid flow systems.

•
In September 2006, acquired rights to a patent relating to web personalization. One use of the patented technology is in making personalized recommendations to consumers for ecommerce purchases. The patent generally relates to technology for learning user preferences and automatically personalizing a user’s online experience. The technology is applicable to web sites that use categories plus attributes to identify items, and where individual attributes apply to multiple categories.

•
In September 2006, acquired rights to patents relating to vehicle magnetic braking and induction motors. These patents generally relate to technology for smooth, reliable braking and acceleration of vehicles on parallel rails.

•
In September 2006, acquired rights to a patent portfolio relating to imaging technology that aids medical personnel in the examination of patients. This technology can be used in stabilizing medical images for interventional procedures such as cardiac catheters and stents, and for diagnostic procedures such as visualization of arterial lesions.

•
In October 2006, acquired rights to patents relating to wireless traffic information technology from TrafficGauge, Inc., www.trafficgauge.com. This patented technology generally relates to transmitting, receiving and displaying traffic information on portable handheld and mobile displays. It covers a variety of wireless distribution methods, such as FM radio and satellite, as well as the devices used to display the traffic maps. This technology enables users to identify traffic congestion and can be used with in-vehicle navigation displays and portable handheld units such as cell phones and PDA’s.

•	In July 2006, the Acacia Technologies group expanded its business development and engineering teams with the addition of three new vice presidents.

•
Joseph Lee, Vice President, Business Development. Mr. Lee joins Acacia from Conexant Systems where he was Chief Intellectual Property Counsel. Prior to Conexant, Mr. Lee was Division IP Counsel for Gateway, Inc.’s Enterprise Division, and IP Counsel for Callaway Golf Company. He also practiced law at the IP law firm of Lyon & Lyon. Mr. Lee is a registered patent attorney and holds a B.S. degree in Electrical Engineering from the University of Southern California, and J.D. degree from the University of California Berkeley Boalt Hall School of Law.

•
Jacob Hawley, Vice President, Engineering. Mr. Hawley joins Acacia from Microsoft Corporation where he held the position of Architect. Prior to Microsoft he was CEO of TKO Software, Inc.; Vice President of Engineering at ASML, a leader in the manufacture of advanced technology for the semiconductor industry; Vice President of Engineering of Embedded Solutions; and Director of Engineering at Creative Labs.

•
Marc Booth, Vice President, Engineering. Mr. Booth joins Acacia from Nicholas Laboratories, a privately held technology company owned by ex-Broadcom CEO, Dr. Henry Nicholas, III, where he was the Director of Systems Engineering. Previously Mr. Booth was Vice President of Engineering of In The Air Net; Senior Director Engineering of Powerwave Technologies; Vice President of Engineering and CTO of Comarco Wireless Technologies; and Vice President of Engineering, Sony Corporation. Mr. Booth holds a B.S. Physics, from the University of California Riverside and a MSEE degree from the University of Southern California.

•
Since the last report to stockholders on July 20, 2006, companies that are part of the Acacia Technologies group dismissed lawsuits against three companies in connection with our User Activated Internet Advertising and Multi-Dimensional Barcode technologies. In addition, we became involved in lawsuits with 17 companies in connection with our Audio/Video Enhancement and Synchronization, High Resolution Optics, User Activated Internet Advertising, Micromesh, Multi-Dimension Bar Code, Product Activation, Peer to Peer Communications and Credit Card Fraud Control technologies. We currently have 33 ongoing lawsuits involving 107 companies.

CombiMatrix group:

•
On July 13, 2006, the CombiMatrix group, working in partnership with Furuno Electric Co., Ltd. of Japan, announced the launch of its new QuadroCAS™ CustomArray™ Synthesizer. Jointly designed and developed by the two companies, this new instrument integrates CombiMatrix’s proprietary electrochemical in situ oligonucleotide synthesis technology into a compact, stand-alone design. Manufactured by Furuno at their instrument production facility in Japan, the QuadroCAS Synthesizer combines convenient and reliable reagent handling hardware with state of the art Furuno instrument control and signal processing electronics to deliver a full-featured, small footprint instrument for CustomArray production applications. Designed and tested to meet appropriate safety certification standards, the QuadroCAS Synthesizer will bear the CE (“European Conformity”) and TUV markings (i.e., tested by TUV to meet the minimum requirements of prescribed product safety standards) and is suitable for worldwide distribution. Using this instrument, researchers around the world will be able to rapidly produce custom DNA microarrays to their exact specifications with complete control over the content.

•
On July 24, 2006, the CombiMatrix group announced that Dr. Shelly Gunn, M.D., Ph.D. had joined CombiMatrix Molecular Diagnostics (CMDX) as its Medical Director. Dr. Gunn earned her B.A. and Masters degrees from Trinity University, and a Ph.D. in genetics from the University of Texas Health Science Center at San Antonio (UTHSCSA) Graduate School of Biomedical Sciences. Her doctoral work focused on the detection of cryptic chromosomal abnormalities in pediatric patients with normal cytogenetics and central nervous system dysmyelination. She has published papers and abstracts related to array-based comparative genomic hybridization (array CGH) and has been a featured speaker at various scientific meetings and symposia. Her current translational research interest is the development of array CGH-based clinical assays for scanning tumor genomes in hematological malignancies.

•
On July 25, 2006, the CombiMatrix group announced that it had received a letter from the Office of In Vitro Diagnostic Device Evaluation and Safety (OIVD) of the US Food and Drug Administration (FDA). The letter invited the company to meet with the OIVD to discuss CMDX’s plans to market its Constitutional Genetic Array Test (CGAT). The company met with OIVD on September 14, 2006. On October 16, 2006 we received a letter from OIVD indicating that the CGAT test need not be regulated as an In Vitro Diagnostic Multivariate Index Assay, under its recently published guidelines

•
On July 28, 2006, the CombiMatrix group announced that John H. Abeles, M.D. had joined the Scientific Advisory Board of CombiMatrix Corporation. Dr. Abeles practiced medicine in London, before joining the Pharmaceutical Industry as a Senior Medical Executive, with Pfizer, Inc., Sterling Drug, and Revlon Health Care. From 1975 until 1980, he was a healthcare analyst with Kidder Peabody and later formed MedVest Inc., a healthcare consulting firm. Since 1992, Dr. Abeles has been a Founder and investor in several investment funds for both venture capital and public equities, whose investments were centered around healthcare and medical equipment companies. He also presently serves as a Managing Member of a New York based investment fund focused on healthcare investments.

•
On August 2, 2006, the CombiMatrix group announced that it had updated the Species-Specific miRNA product line to version 8.1 of the miRBase Sequence Database published by the Sanger Institute. The Species-Specific miRNA line includes human, mouse, rat, arabidopsis, c. elegans, fruit fly, and maize microarrays. CombiMatrix’s miRNA arrays start at $99 per microarray and are re-usable multiple times.

•
On August 7, 2006, the CombiMatrix group announced that it had signed a non-exclusive agreement with the Australian Genome Research Facility (AGRF) under the company’s CombiCore™ access program. Under the terms of the agreement, all AGRF researchers can purchase CombiMatrix CustomArrays™ and CatalogArrays™, including array processing services performed at the AGRF.

•
On August 14, 2006, the CombiMatrix group announced that it had begun work on a two-year, $1.9 million contract with the Army Research Office. Funding from this contract focuses on the integration of the CombiMatrix group’s microarray and lab-on-a-chip technology for military and homeland security applications.

•
On August 24, 2006, the CombiMatrix group announced that it was making available an updated version of its Influenza A Array. Incorporated into version 3.0 are the new sequences that have been released by the US Centers for Disease Control and Prevention (CDC), which include the strains from the recent infections and deaths in Indonesia.

•
On September 5, 2006, the CombiMatrix group announced that its subsidiary, CMDX had commercially launched its first molecular diagnostic service. Physicians are now able to prescribe this test for their patients. This first offering utilizes CMDX’s Constitutional Genetic Array Test, which can genetically identify over 50 common genetic disorders in one test. This array is already being sold in Europe, and is now being offered as a service in the US, after internal clinical validation.

•
On September 19, 2006, the CombiMatrix group announced that it had signed a non-exclusive agreement with Genome Explorations of Memphis, Tennessee, under the company’s CombiCore™ access program. Under the terms of the agreement, Genome Explorations is certified as an authorized service provider for CombiMatrix CustomArray™ and CatalogArray™ products. Customers of Genome Explorations can now purchase CombiMatrix CustomArray and CatalogArray products through Genome Explorations for services to be rendered by Genome Explorations.

•
On October 9, 2006, the CombiMatrix group announced that the 2007 Defense Appropriations Bill signed into law by President Bush includes two new allocations of $1.0M each for the CombiMatrix group. This funding will support efforts by CombiMatrix to continue the development and deployment of its microarray technologies for the detection of biological-threat agents and infectious pathogens such as the highly pathogenic Eurasian Influenza A Virus (H5N1).

A conference call is scheduled for today. The Acacia Technologies Group presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern). The CombiMatrix Group presentation and Q&A session will start at 2:15 p.m. Pacific Time (5:15 p.m. Eastern).

To listen to the presentation by phone, dial (877) 502-9276 for domestic callers and (913) 981-5591 for international callers, both of whom will need to provide the operator with the confirmation code 4409291. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the code 4409291 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies group develops, acquires, and licenses patented technologies. Acacia controls 52 patent portfolios, which include U.S. patents and certain foreign counterparts, covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, hearing aid ECS, image resolution enhancement, interactive data sharing, interactive television, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, network data storage, resource scheduling, rotational video imaging, spreadsheet automation, user activated Internet advertising and web conferencing & collaboration software.

The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

Acacia Research-Acacia Technologies (Nasdaq:ACTG - News) and Acacia Research-CombiMatrix (Nasdaq:CBMX - News) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.
Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.

 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONSOLIDATED BALANCE SHEET INFORMATION

	September 30, 2006	December 31, 2005

Total Assets	$107,995	$121,434
Total Liabilities	$11,037	$14,090
Minority Interests	$-	$447
Total Stockholders’ Equity	$96,958	$106,897

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Revenues:
License fees	$8,424	$6,783	$27,512	$11,328
Government contract	725	973	1,563	2,985
Products	968	453	3,050	1,298
Service contracts	151	37	268	106

Total revenues	10,268	8,246	32,393	15,717

Operating expenses:
Cost of government contract revenues	684	920	1,476	2,820
Cost of product sales	412	282	973	635
Research and development expenses (including non-cash stock compensation expense of $311 and $797 for the three and nine months ended September 30, 2006)	2,819	1,527	7,380	4,082
Marketing, general and administrative expenses (including non-cash stock compensation expense of $1,262 and $3,881 for the three and nine months ended September 30, 2006 and $88 and ($23) for the three and nine months ended September 30, 2005)	6,315	4,918	20,086	12,957
Legal expenses - patents	2,354	1,076	3,803	2,173
Inventor royalties and contingent legal fees expense - patents	2,623	3,939	12,741	5,706
Inventor royalties - V-chip	-	225	-	225
Amortization of patents	1,596	1,607	4,813	4,407
Write-off of patent-related intangible asset	-	-	297	-
Legal settlement credits	-	(211)	-	(406)
Loss from equity investments	253	100	786	202

Total operating expenses	17,056	14,383	52,355	32,801

Operating loss	(6,788)	(6,137)	(19,962)	(17,084)

Total other income (expense)	1,414	597	2,151	1,253

Loss from continuing operations before income taxes and minority intersts	(5,374)	(5,540)	(17,811)	(15,831)

(Provision) benefit for income taxes	(2)	98	(6)	232

Loss from continuing operations before minority interests	(5,376)	(5,442)	(17,817)	(15,599)

Minority interests	-	1	-	1

Loss from continuing operations	(5,376)	(5,441)	(17,817)	(15,598)

Discontinued operations:

Estimated loss on disposal of discontinued operations	-	-	-	(210)

Net loss	$(5,376)	$(5,441)	$(17,817)	$(15,808)

Earnings (loss) per common share:
Attributable to the Acacia Technologies group:
Net loss	$(1,049)	$(1,558)	$(2,359)	$(5,192)
Basic and diluted loss per share	(0.04)	(0.06)	(0.09)	(0.20)

Attributable to the CombiMatrix group:
Net loss	$(4,327)	$(3,883)	$(15,458)	$(10,616)
Basic and diluted loss per share	(0.11)	(0.12)	(0.39)	(0.33)

Weighted average shares:
Acacia Research - Acacia Technologies stock:
Basic and diluted	27,567,848	27,302,693	27,492,410	26,387,562
Acacia Research - CombiMatrix stock:
Basic and diluted	40,209,640	33,239,726	39,411,421	31,887,872

ACACIA TECHNOLOGIES GROUP
(A Division of Acacia Research Corporation)
SUMMARY FINANCIAL INFORMATION
(In thousands)
(Unaudited)

GROUP BALANCE SHEET INFORMATION

	September 30,	December 31,
	2006	2005

Total Assets	$68,995	$68,893
Total Liabilities	$6,257	$6,647
Minority Interests	$-	$443
Total Stockholders’ Equity	$62,738	$61,803

GROUP STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Revenues:
License fees	$8,424	$6,783	$27,512	$11,328
Other revenue	-	-	-	-

Total revenues	8,424	6,783	27,512	11,328

Operating expenses:
Marketing, general and administrative expenses (including non-cash stock compensation expense of $985 and $2,922 for the three and nine months ended September 30, 2006 and $123 for the three and nine months ending September 30, 2005)	3,562	2,113	10,142	5,482
Legal expenses - patents	2,354	1,076	3,803	2,173
Inventor royalties and contingent legal fees expense - patents	2,623	3,939	12,741	5,706
Inventor royalties - V-chip	-	225	-	225
Amortization of patents	1,322	1,334	3,991	3,586
Write-off of patent-related intangible asset	-	-	297	-

Total operating expenses	9,861	8,687	30,974	17,172

Operating loss	(1,437)	(1,904)	(3,462)	(5,844)

Total other income	390	312	1,143	762

Income (loss) from continuing operations before income taxes and minority interests	(1,047)	(1,592)	(2,319)	(5,082)

(Provision) benefit for income taxes	(2)	33	(40)	99

Loss from continuing operations before minority interests	(1,049)	(1,559)	(2,359)	(4,983)

Minority interests	-	1	-	1

Loss from continuing operations	(1,049)	(1,558)	(2,359)	(4,982)

Discontinued operations:
Estimated loss on disposal of discontinued operations	-	-	-	(210)

Division net loss	$(1,049)	$(1,558)	$(2,359)	$(5,192)

COMBIMATRIX GROUP
(A Division of Acacia Research Corporation)
SUMMARY FINANCIAL INFORMATION
(In thousands)
(Unaudited)

GROUP BALANCE SHEET INFORMATION

	September 30,	December 31,
	2006	2005

Total Assets	$39,000	$52,541
Total Liabilities	$4,780	$7,443
Minority Interests	$-	$4
Total Stockholders’ Equity	$34,220	$45,094

GROUP STATEMENTS OF OPERATIONS
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Revenues:
Government contract	$725	$973	$1,563	$2,985
Products	968	453	3,050	1,298
Service contracts	151	37	268	106

Total revenues	1,844	1,463	4,881	4,389

Operating expenses:
Cost of government contract revenues	684	920	1,476	2,820
Cost of product sales	412	282	973	635
Research and development expenses (including non-cash stock compensation expense of $311 and $797 for the three and nine months ended September 30, 2006)	2,819	1,527	7,380	4,082
Marketing, general and administrative expenses (including non-cash stock compensation expense of $277 and $959 for the three and nine months ended September 30, 2006 and ($35) and ($146) for the three and nine months ended September 30, 2005)	2,753	2,805	9,944	7,475
Amortization of patents	274	273	822	821
Legal settlement credits	-	(211)	-	(406)
Loss from equity investments	253	100	786	202

Total operating expenses	7,195	5,696	21,381	15,629

Operating loss	(5,351)	(4,233)	(16,500)	(11,240)

Other income (expense):
Interest and investment income	111	122	429	328
Loss on sale of interest in subsidiary	-	-	(84)	-
Warrant gains (charges)	913	163	663	163

Total other income (expense)	1,024	285	1,008	491

Loss from operations before income taxes	(4,327)	(3,948)	(15,492)	(10,749)

Benefit for income taxes	-	65	34	133

Division net loss	$(4,327)	$(3,883)	$(15,458)	$(10,616)